Exhibit 10.7
AMENDMENT NO. 1
TO THE
INTERCOMPANY SERVICES AGREEMENT
BY AND BETWEEN
RIVERSOURCE LIFE INSURANCE COMPANY
AND

AMERIPRISE INDIA PRIVATE LIMITED

This Amendment No. 1 (“Amendment”) to the Intercompany Services Agreement is made effective as of October 15, 2017, by and between RiverSource Life Insurance Company (herein “Company”) and Ameriprise India Private Limited (herein “Service Provider”).
    WHEREAS, on January 1, 2016, Company and Service Provider entered into the Intercompany Services Agreement (the “Agreement”);
WHEREAS, the Parties now desire to amend the Agreement to add Ameriprise Financial, Inc. as a party to the Agreement and clarify the payment process and related services; and
WHEREAS, the Parties have agreed that the underlined language in each amended section as stated below are the new changes that have been agreed between the Parties with mutual consent and the same has been effected/incorporated through this Amendment. The sections undergoing changes have been stated below in entirety with the amended language has been underlined for clarity.
NOW, THEREFORE, in consideration of their mutual promises, the Parties hereby agree as follows:

1.
Ameriprise Financial, Inc. (herein “AFI”) is added as a Party to the Agreement. Consequently, as used in the Agreement, “Party” means Service Provider, Company or AFI, as appropriate, and “Parties” mean Service Provider, Company and AFI.

2.	Section 3 (Allocation of Costs) in the Agreement is amended as follows by adding the following underlined language:
3.     Allocation of Costs. Service Provider will be reimbursed by Company directly or through Ameriprise Financial, Inc. (herein “AFI”), the parent entity of Company, for Services and facilities provided by Service Provider pursuant to this Agreement at cost plus a reasonable profit margin that is consistent with applicable transfer pricing rules and a transfer pricing study conducted periodically. The charge to Company for such Services and facilities shall include all directly and indirectly allocable expenses. The methods for allocating expenses to Company shall be determined in accordance with the requirements of the Minnesota holding company system laws. Such methods shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of expense incurred by Service Provider on behalf of Company. The method of allocating costs hereunder and the payment thereof shall be determined in the following manner:
a. The cost of Services performed by Service Provider that are identifiable as expenses incurred directly and exclusively for the benefit of Company shall be charged to Company. This shall include, but not be limited to, the cost of supplies, materials, and various other items of expense incurred by

Service Provider directly on behalf of Company as identified more specifically in the Schedules annexed hereto and made a part hereof.

b. The cost of Services performed by Service Provider that are not identifiable as expenses incurred directly and exclusively for the benefit of Company shall be allocated and charged to Company in accordance with customary insurance accounting practices.

c. At the request of Company, and at Service Provider’s expense, Service Provider shall produce records and provide access to enable Company to verify that such cost allocations are performed in accordance with the principles referenced above.

d. Each month, Service Provider will be reimbursed by Company directly or through AFI for costs of Services provided or expenses incurred by Service Provider under this Agreement during the preceding month, in accordance with the payment provisions of Section 4 below.

3.	Section 4 (Payments) in the Agreement is amended as follows by adding the following underlined language:
4.    Payments. For Services rendered under this Agreement, Service Provider will be reimbursed by Company directly or through AFI in U.S. Dollars on a monthly basis within thirty (30) days of invoice or other notice. Any tax (other than income-tax), levies or duties, levied by any statutory authority in India in relation to the scope of Services, shall be billed extra on the total invoice value, which shall be borne by Company. In the event of imposition of new taxes, levies and duties after signing of this Agreement in relation to the scope of Services, but during the Term of this Agreement, Company, directly or through AFI, shall bear and reimburse to Service Provider the amount of such new taxes, duties and levies. The Parties agree that during the course of any given month Company, directly or through AFI, may make reasonable estimated payments for part or all of the monthly cost, in which case such payment shall be offset against the actual amount otherwise due at the end of the month under this Agreement. The Parties also agree that, at the option of Company, Company, directly or through AFI, may reimburse Service Provider based upon Service Provider’s good faith estimate of the monthly costs for some or all of the Services provided hereunder, in which case there shall be a final adjustment made within thirty (30) days after completion of Service Provider’s cost analysis performed at least annually.

i.	Section 21 (Notices) in the Agreement is amended by adding AFI as follows and amending the addressee for Service Provider:

a.	If to Service Provider to: Manjul Grover Vice President Finance & Asset Management Operations Ameriprise India Private Limited Plot No 14, Sector 18, Udyog Vihar
Gurugram, Haryana – 122015, India
Facsimile Number- 91.124.4175747
d.    If to AFI to:        Chief Financial Officer
Ameriprise Financial, Inc.
55 Ameriprise Financial Center
Minneapolis, MN 55474

with a copy to:        General Counsel
Ameriprise Financial, Inc.
55 Ameriprise Financial Center
Minneapolis, MN 55474

5.	“Exhibit-1 – Form of Schedule – Sample” to the Agreement is hereby deleted in its entirety and replaced with a new “Exhibit-1 – Form of Schedule – Sample,” attached hereto.

6.	Schedule 1 to the Agreement is hereby deleted in its entirety and replaced with a new Schedule 1, attached hereto.

7.
Except as otherwise amended herein, the remaining terms and conditions of the Agreement shall remain in full force and effect in accordance with its terms. Terms used with initial capital letters in this Amendment, but not defined herein, shall have the meaning specified for them in the Agreement.

IN WITNESS WHEREOF, duly authorized officers of the Parties have executed this Amendment No. 1 as of the date first written above.

AMERIPRISE INDIA PRIVATE LIMITED		RIVERSOURCE LIFE INSURANCE COMPANY
By:	/s/ Sandeep Sugavanam	By:	/s/ John R. Woerner
Name: Title:	(Type or Print) Sandeep Sugavanam Vice President & General Manager	Name Title:	(Type or Print) John R Woerner President

AMERIPRISE FINANCIAL, INC.
By:	/s/ David K. Stewart
Name: Title:	(Type or Print) David K. Stewart Senior Vice President & Controller

EXHIBIT-1

FORM OF SCHEDULE - SAMPLE

This Schedule is issued pursuant to, and incorporates the terms and conditions of, the Intercompany Services Agreement (“Agreement”) between Ameriprise India Private Limited (“Service Provider”), RiverSource Life Insurance Company (“Company”) and Ameriprise Financial, Inc. (“AFI”). This Schedule sets forth certain affiliate support functions and services to be provided to Company in order to meet the business objectives of Company. Capitalized terms used in this Schedule without definition will have the meanings given to such terms in the Agreement. This Schedule is issued pursuant to the above‑referenced Agreement between the Parties. Any term not otherwise defined herein, shall have the meaning specified in the Agreement. This Schedule is effective pursuant to the effective date of Amendment No. 1 to the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Schedule to be executed on their behalf by their duly authorized representatives.

AMERIPRISE INDIA PRIVATE LIMITED		RIVERSOURCE LIFE INSURANCE COMPANY
By:		By:
	(Type or Print)		(Type or Print)
Name:		Name:
Title:		Title:

AMERIPRISE FINANCIAL, INC.
By:
(Type or Print)
Name:
Title:

Schedule 1

This Schedule is issued pursuant to, and incorporates the terms and conditions of, the Intercompany Services Agreement (“Agreement”) between Ameriprise India Private Limited (“Service Provider”), RiverSource Life Insurance Company (“Company”) and Ameriprise Financial, Inc. (“AFI”). This Schedule sets forth certain affiliate support functions and services to be provided to Company in order to meet the business objectives of Company. Capitalized terms used in this Schedule without definition will have the meanings given to such terms in the Agreement. This Schedule is issued pursuant to the above‑referenced Agreement between the Parties. Any term not otherwise defined herein, shall have the meaning specified in the Agreement. This Schedule is effective pursuant to the effective date of Amendment No. 1 to the Agreement.
1.     Services: To the extent requested by Company, Service Provider shall make its employees and facilities available for performance of the following kinds of services:

•
Support services such as policyholder servicing (mail, phone and electronic), premium processing, claims and new business processing support, including issuance of insurance policies and annuity contracts, consolidated client communications and general marketing services.

2.    Fees. In connection with performing the Services detailed herein, Company will be charged in accordance with Sections 3 and 4 in the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Schedule to be executed on their behalf by their duly authorized representatives.

AMERIPRISE INDIA PRIVATE LIMITED		RIVERSOURCE LIFE INSURANCE COMPANY
By:	/s/ Sandeep Sugavanam	By:	/s/ John R. Woerner
Name: Title:	(Type or Print) Sandeep Sugavanam Vice President & General Manager	Name Title:	(Type or Print) John R Woerner President

AMERIPRISE FINANCIAL, INC.
By:	/s/ David K. Stewart
Name: Title:	(Type or Print) David K. Stewart Senior Vice President & Controller